Exhibit 23.4

[Letterhead of Mine Development Associates]

CONSENT OF MINE DEVELOPMENT ASSOCIATES

The undersigned, Mine Development Associates, hereby states as follows:

Our firm assisted with technical studies (collectively, the “Technical Studies”) concerning mineralized material contained in the Hasbrouck, Three Hills and Wildcat properties (studies completed in 2003 and technical reports issued in 2006), for Vista Gold Corp., portions of which are summarized under the captions “Properties – Advanced Exploration Properties – Hasbrouck – Geology”; “Properties – Advanced Exploration Properties – Three Hills – Geology” and “Properties – Advanced Exploration Properties – Wildcat – Geology” in this Registration Statement on Form S-1 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the filing in this Registration Statement of the summary information concerning the Technical Studies. We also consent to the use of the name of our firm in this Registration Statement.

Mine Development Associates

By:  /s/    Neil Prenn

        Name: Neil Prenn

        Title: President

Date: January 14, 2008